UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2022

ZYNGA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35375	42-1733483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 Eighth Street San Francisco, CA 94103	94103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 449-9642

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	ZNGA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On January 9, 2022, Zynga Inc. (“Zynga”) entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with Take-Two Interactive Software, Inc. (“Take-Two”), Zebra MS I, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Take-Two (“Merger Sub I”), and Zebra MS II, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Take-Two (“Merger Sub II”).

Pursuant to the Merger Agreement, following the satisfaction or waiver of each of the applicable conditions set forth in the Merger Agreement, Merger Sub I merged with and into Zynga (the “Merger”), with Zynga surviving as a wholly-owned subsidiary of Take-Two, and following the Merger, Zynga merged with and into Merger Sub II (the “Subsequent Merger” and together with the Merger, the “Combination”) with Merger Sub II surviving as a wholly-owned subsidiary of Take-Two. The Combination was consummated on May 23, 2022.

Item 1.01	Entry into a Material Definitive Agreement.

Supplemental Indentures

On May 23, 2022, Zynga, Take-Two, Merger Sub II and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association) (the “Trustee”) entered into (i) the First Supplemental Indenture (the “2024 Supplemental Indenture”) to the Indenture, dated as of June 14, 2019 (the “2024 Indenture”), between Zynga and the Trustee, relating to Zynga’s 0.25% Convertible Senior Notes due 2024 (the “2024 Notes”), and (ii) the First Supplemental Indenture (the “2026 Supplemental Indenture” and, together with the 2024 Supplemental Indenture, the “Supplemental Indentures”) to the Indenture, dated as of December 17, 2020 (the “2026 Indenture” and, together with the 2024 Indenture, the “Indentures”), between Zynga and the Trustee, relating to Zynga’s 0% Convertible Senior Notes due 2026 (the “2026 Notes” and, together with the 2024 Notes, the “Notes”). As of the date hereof, approximately $690.0 million aggregate principal amount of the 2024 Notes are outstanding and approximately $874.5 million aggregate principal amount of the 2026 Notes are outstanding.

Each Supplemental Indenture provides, among other things, that, from and after the Effective Time (as defined below), (a) Merger Sub II, as the successor company to Zynga following the consummation of the Combination, shall assume all of Zynga’s rights and obligations under the Indentures, (b) the right of holders of the Notes to convert each $1,000 principal amount of such Notes into shares of Zynga Common Stock shall be changed into a right to convert such principal amount of such Notes into the Reference Property (as defined in the applicable Supplemental Indenture) and (c) that Take-Two shall guarantee Merger Sub II’s, as the successor company to Zynga, obligations under the Indentures and the Notes as provided in the applicable Supplemental Indenture. Reference Property is defined in each Supplemental Indenture as 0.0406 shares of Take-Two Common Stock and $3.50 in cash, without interest, plus cash in lieu of any fractional shares of Take-Two Common Stock.

The consummation of the Combination constitutes a Fundamental Change, a Make-Whole Fundamental Change and a Share Exchange Event (each as defined in the Indentures) under the Indentures. The effective date of the Fundamental Change, Make-Whole Fundamental Change and Share Exchange Event in respect of the Notes is May 23, 2022 (the “Notes Effective Date”), the date of the consummation of the Combination.

As a result of the Fundamental Change, each holder of Notes will have the right to require the Company to repurchase its Notes, pursuant to the terms and procedures set forth in the applicable Indenture, for a cash repurchase price equal to the Fundamental Change Repurchase Price (as defined in the applicable Indenture). In addition, as a result of the Fundamental Change, Make-Whole Fundamental Change and Share Exchange Event, holders of the Notes will have a right to convert their Notes for Reference Property commencing on the Notes Effective Date, subject to the terms of the Indentures.

The foregoing description of the Supplemental Indentures does not purport to be complete and is qualified in its entirety by reference to the full text of the applicable Supplemental Indenture, copies of which are filed as Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K and are incorporated by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Termination of the Credit Agreement

On May 23, 2022, in connection with the consummation of the Combination, Zynga terminated and repaid in full all outstanding obligations due under the Credit Agreement, dated as of December 11, 2020, by and among Zynga, as borrower, certain financial institutions, as lenders, and Bank of America, N.A., as administrative agent for such lenders, as amended by the First Amendment dated as of May 28, 2021 to the Credit Agreement, dated as of December 11, 2020, by and among Zynga Inc., as borrower, certain financial institutions, as lenders, and Bank of America, N.A., as administrative agent for such lenders. In connection with the termination and repayment in full of all outstanding obligations under Zynga’s Credit Agreement, all related liens and security interests securing the Credit Agreement were irrevocably terminated and released.

Termination of Capped Call Transactions

On June 11, 2019 and June 13, 2019, in connection with the issuance of the 2024 Notes, and on December 14, 2020 and December 15, 2020, in connection with the issuance of the 2026 Notes, Zynga entered into capped call transactions (the “Capped Call Transactions”) with certain financial institutions (each a “Capped Call Counterparty” and, collectively, the “Capped Call Counterparties”).

In connection with the Merger, Zynga entered into a termination agreement with each Capped Call Counterparty pursuant to which the Capped Call Transactions with such Capped Call Counterparty will terminate in exchange for a cash payment from such Capped Call Counterparty.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 23, 2022, pursuant to the terms of the Merger Agreement, the Combination was consummated. At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Zynga’s Class A Common Stock, par value $0.00000625 per share (“Zynga Common Stock”) (other than dissenting shares or treasury shares) was canceled and extinguished and automatically converted into the right to receive $3.50 in cash, without interest, and 0.0406 shares of Take-Two’s common stock, par value $0.01 per share (“Take-Two Common Stock”).

Additionally, each (i) issued and outstanding option to purchase Zynga Common Stock was assumed by Take-Two and automatically converted into options to purchase 0.0702 shares of Take-Two Common Stock (the “Converted Options”), (ii) issued and outstanding restricted stock unit covering Zynga Common Stock was assumed by Take-Two and automatically converted into a Take-Two restricted stock unit award with respect to 0.0702 shares of Take-Two Common Stock (the “Converted RSUs”), and (iii) issued and outstanding performance stock unit award covering Zynga Common Stock was assumed by Take-Two and automatically converted into a Take-Two restricted stock unit award (which may continue to vest based on certain performance conditions) with respect to 0.0702 shares of Take-Two Common Stock (the “Converted PSUs” and together with the Converted Options and Converted RSUs, the “Converted Awards”). Following the Effective Time, the Converted Awards will vest based on continued service and will continue to be governed by substantially the same terms and conditions as were applicable to the corresponding Zynga equity awards prior to the Effective Time.

The description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Zynga’s Current Report on Form 8-K filed on January 10, 2022, and is incorporated by reference.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 and of this Current Report on Form 8-K is incorporated by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 23, 2022, Zynga notified The Nasdaq Stock Market (the “NASDAQ”) of the consummation of the Merger. Zynga requested that the NASDAQ delist the Zynga Common Stock on May 23, 2022. Trading of Zynga Common Stock on the Nasdaq Global Select Market was suspended prior to the opening of the Nasdaq Global Select Market on May 23, 2022. Zynga also requested that the NASDAQ file a notification of removal from listing and registration on Form 25 with the Securities and Exchange Commission (the “SEC”) to effect the delisting of Zynga Common Stock from the Nasdaq Global Select Market and the deregistration of Zynga’s Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Zynga intends to file with the SEC a Form 15 requesting the termination of registration of the Zynga Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference.

Item 5.01	Change in Control of Registrant.

As a result of the consummation of the Merger, a change in control of Zynga occurred. Following the consummation of the Merger, Zynga became a wholly-owned subsidiary of Take-Two.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bernard Kim Transition

As previously announced, on May 2, 2022, Bernard Kim resigned as President of Publishing of Zynga, effective as of May 30, 2022, and is expected to remain an employee of Zynga through May 30, 2022 (such time period, the “Transition Period”), while his duties are transitioned to other members of Zynga’s management team.

Zynga and Mr. Kim entered into a Transition Agreement and Release (the “Agreement”) dated May 21, 2022. Under the Agreement, Mr. Kim will continue to receive his preexisting regular compensation during the Transition Period, including base salary and participation in Zynga’s standard benefit plans. Mr. Kim also agreed to forfeit his outstanding equity awards that were not vested as of April 30, 2022; provided, however, that if (i) Mr. Kim signs and does not revoke the Agreement, (ii) the transactions contemplated by the Merger Agreement, are consummated on or before May 29, 2022, and (iii) Mr. Kim continues to serve as an employee of Zynga and comply with his obligations during the Transition Period through May 30, 2022, then Mr. Kim will receive vesting of a number of shares subject to Mr. Kim’s outstanding equity awards that are scheduled to vest after May 30, 2022, with the number of such shares that vest having a value of $3 million. Such value will be based on the closing price per share of Take-Two Common Stock on May 27, 2022. No additional accelerated equity vesting or severance is to be provided. Mr. Kim will provide Zynga with a release of claims in favor of Zynga and its affiliates and successors.

Zynga would like to thank Mr. Kim for his years of service and wish him success in his future endeavors.

Director Appointments and Resignations

On May 23, 2022, and as a result of the consummation of the Subsequent Merger, Daniel Emerson and Linda Zabriskie became the directors of Zynga. The following persons, who were directors of Zynga prior to the effective time of the Subsequent Merger (the “Subsequent Effective Time”), resigned and are no longer directors of Zynga: Mark Pincus, Carol G. Mills, Frank Gibeau, Janice M. Roberts, Regina E. Dugan, Ellen F. Siminoff, William “Bing” Gordon, Noel Watson, Louis J. Lavigne, Jr.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Subsequent Effective Time, the certificate of incorporation and bylaws of Zynga were amended and restated to read in their entirety as the certificate of incorporation and bylaws, respectively, of Merger Sub II as in effect immediately prior to the Subsequent Effective Time, except that Article I of the certificate of incorporation of Merger Sub II was amended to provide that “The name of the corporation is Zynga Inc.”. The amended and restated certificate of incorporation and the amended and restated bylaws of Zynga are filed as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated by reference.

No Offer

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 9, 2022, by and among Take-Two Interactive Software, Inc., Zynga Inc., Zebra MS I, Inc., and Zebra MS II, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Zynga on January 10, 2022).

3.1	Amended and Restated Certificate of Incorporation of Zynga Inc.

3.2	Amended and Restated Bylaws of Zynga Inc.

4.1	First Supplemental Indenture, dated as of May 23, 2022, among Zynga Inc., Take-Two Interactive Software, Inc., Zebra MS II, Inc. and Computershare Trust Company, N.A.

4.2	First Supplemental Indenture, dated as of May 23, 2022, among Zynga Inc., Take-Two Interactive Software, Inc., Zebra MS II, Inc. and Computershare Trust Company, N.A.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYNGA INC.

Date: May 23, 2022	By:	/s/ Phuong Phillips
Phuong Phillips
Chief Legal Officer and Secretary